                                                                       EXHIBIT 3


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE RESOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

                                      Right to Purchase 333,116 Shares of Common
                                      Stock of Equalnet Communications Corp.


                        EQUALNET COMMUNICATIONS CORP.

                        COMMON STOCK PURCHASE WARRANT
NO. W-1

                 EQUALNET COMMUNICATIONS CORP., a Texas corporation (the "Company"), hereby certifies that, for value received, Willis Group, LLC or registered assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time after the date hereof, and before 5:00 p.m., New York City time, on the Expiration Date (as defined herein), 333,116 fully paid and nonassessable shares of Common Stock (as defined herein) at a purchase price per share equal to the Purchase Price (as hereinafter defined). The number of such shares of Common Stock and the Purchase Price are subject to adjustment as provided in this Warrant.

                 As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

                 "AMEX" means the American Stock Exchange, Inc.

                 "Common Stock" includes the Company's Common Stock, $.01 par value per share, as authorized on the date hereof, and any other securities into which or for which the Common Stock may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

                 "Company" shall include Equalnet Communications Corp. and any corporation that shall succeed to or assume the obligation of Equalnet Communications Corp. hereunder in accordance with the terms hereof.

                 "Expiration Date" means September 4, 2003.

                 "Issuance Date" means the first date of original issuance of this Warrant.

                 "Maximum Share Amount" shall have the meaning provided in the Note.

                 "Nasdaq" means the Nasdaq National Market.

                 "Nasdaq SmallCap" means the Nasdaq SmallCap Market.

                 "1934 Act" means the Securities Exchange Act of 1934, as amended.

                 "1933 Act" means the Securities Act of 1933, as amended.

                 "Note" means the 6% Senior Secured Convertible Note due 2001 issued by the Company, all 6% Senior Secured Convertible Notes due 2001 issued by the Company upon transfer, re-registration or split-up thereof and all Interest Notes, as defined therein.

                 "Note Purchase Agreement" means the Note Purchase Agreement or the Note Purchase and Exchange Agreement, as the case may be, dated as of July 31 1998, by and between the Company and the original Holder of this Warrant, as amended from time to time in accordance with its terms.

                 "NYSE" shall mean the New York Stock Exchange, Inc.

                 "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the Holder at any time shall be entitled to receive, or shall have received, on the exercise of this Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4.

                 "Purchase Price" shall mean $.9006 per share, subject to adjustment as provided in this Warrant.

                 "Registration Rights Agreement" means the Registration Rights Agreement, dated as of July 31, 1998, by and between the Company and the original Holder of this Warrant, as amended from time to time in accordance with its terms.

                 "Stockholder Approval" means the approval by a majority of the votes cast by the holders of shares of Common Stock (in person or by proxy) at a meeting of the stockholders of the Company (duly convened at which a quorum was present), or a written consent of holders of shares of Common Stock entitled to such number of votes given without a meeting, of the issuance by the Company of 20% or more of the outstanding Common Stock of the Company for less than the greater of the book or market value of such Common Stock on conversion of this Note and the Other Notes, as and to the extent required under Rule 4460(i) of Nasdaq as in effect at such time (or any successor or replacement provision thereof).

                 "Trading Day" means a day on which the principal securities market for the Common Stock is open for general trading of securities.

                 1.       EXERCISE OF WARRANT.

                 1.1 EXERCISE. (a) This Warrant may be exercised by the Holder hereof in full or in part at any time or from time to time during the exercise period specified in the first paragraph hereof until the Expiration Date by surrender of this Warrant and the subscription form annexed hereto (duly executed by the Holder), to the Company's transfer agent and registrar for the Common Stock, and by making payment, in cash or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying (a) the number of shares of Common Stock designated by the Holder in the subscription form by (b) the Purchase Price then in effect. On any partial exercise the Company will forthwith issue and deliver to or upon the order of the Holder hereof a new Warrant or Warrants of like tenor, in the name of the Holder hereof or as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, providing in the aggregate on the face or faces thereof for the purchase of the number of shares of Common Stock for which such Warrant or Warrants may still be exercised.

                 (b) Notwithstanding any other provision of this Warrant, in no event shall the Holder be entitled at any time to purchase a number of shares of Common Stock on exercise of this Warrant in excess of that number of shares upon purchase of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and all persons whose beneficial ownership of shares of Common Stock would be aggregated with the Holder's beneficial ownership of shares of Common Stock for purposes of Section 13(d) of the 1934 Act and Regulation 13D-G thereunder, (each such person other than the Holder an "Aggregated Person" and all such persons other than the Holder, collectively, the "Aggregated Persons") (other than shares of Common Stock deemed beneficially owned through the ownership by the Holder and all Aggregated Persons of the Holder of the unexercised portion of this Warrant and any other security of the Company which contains similar provisions) and (2) the number of shares of Common Stock issuable upon exercise of the portion of this Warrant with respect to which the determination in this sentence is being made, would result in beneficial ownership by the Holder and all Aggregated Persons of the Holder of more than 4.9% of the outstanding shares of Common Stock. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act and Regulation 13D-G thereunder, except as otherwise provided in clause (1) of the immediately preceding sentence. For purposes of the second preceding sentence, the Company shall be entitled to rely, and shall be fully protected in relying, on any statement or representation made by the Holder to the Company in connection with a particular exercise of this Warrant, without any obligation on the part of the Company to make any inquiry or investigation or to examine its records or the records of any transfer agent for the Common Stock.

                 1.2 NET ISSUANCE. Notwithstanding anything to the contrary contained in Section 1.1, the Holder may elect to exercise this Warrant in whole or in part by receiving shares of Common Stock equal to the net issuance value (as determined below) of this Warrant, or any part hereof, upon surrender of this Warrant to the Company's transfer agent and registrar for the Common Stock the principal office of the Company together with the subscription form annexed hereto (duly executed by the Holder), in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

                 X = Y (A-B)
                     -------
                        A

         Where:  X =  the number of shares of Common Stock to be issued to the
                      Holder

                 Y = the number of shares of Common Stock as to which this Warrant is to be exercised

                 A = the current fair market value of one share of Common Stock calculated as of the last trading day immediately preceding the exercise of this Warrant

                 B =  the Purchase Price

                 As used herein, current fair market value of Common Stock as of a specified date shall mean with respect to each share of Common Stock the average of the closing sale price of the Common Stock on the principal securities market on which the Common Stock may at the time be listed or, if there have been no sales on any such exchange on such day, the average of the highest bid and lowest asked prices on the principal securities market at the end of such day, or, if on such day the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the Nasdaq System as of 4:00 p.m., New York City time, or, if on such day the Common Stock is not quoted in the Nasdaq System, the average of the highest bid and lowest asked price on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of five consecutive Trading Days consisting of the day as of which the current fair market value of a share of Common Stock is being determined (or if such day is not a Trading Day, the Trading Day next preceding such day) and the four consecutive Trading Days prior to such day. If on the date for which current fair market value is to be determined the Common Stock is not listed on any securities exchange or quoted in the Nasdaq System or the over-the-counter market, the current fair market value of Common Stock shall be the highest price per share which the Company could then obtain from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors of the Company, unless prior to such date the Company has become subject to a merger, acquisition or other consolidation pursuant to which the Company is not the surviving party, in which case the current fair market value of the Common Stock shall be deemed to be the value received by the holders of the Company's Common Stock for each share thereof pursuant to the Company's acquisition.

                 1.3 LIMITATION ON SHARES ISSUABLE ON EXERCISE. Notwithstanding any other provision herein, unless the Stockholder Approval shall have been obtained from the stockholders of the Company or waived by the Nasdaq (or other appropriate stock exchange or market), so long as the Common Stock is listed on the Nasdaq, the Nasdaq SmallCap, the NYSE or the AMEX the Company shall not be required to issue upon conversion of this Warrant a number of shares of Common Stock in excess of the Maximum Share Amount. The Company shall maintain records which show the number of shares of Common Stock issued by the Company upon conversion from time to time of the Note and exercise of this Warrant, which records shall be controlling in the absence of manifest error. Upon surrender of this Warrant for transfer or re- registration hereof (or, at the option of the Holder, for exercise of less than all of this Warrant), the Company shall make a notation on the new Warrant issued upon such transfer or re-registration or evidencing such unexercised portion of this Warrant, as the case may be, as to the remaining number of shares of Common Stock from the Maximum Share Amount remaining available for conversion of the Note and exercise of the Warrant evidenced by such new certificate. If this Warrant is surrendered for split-up into two or more Warrants representing the right to purchase an aggregate number of shares equal to the number of shares which may be purchased upon exercise of this Warrant at the time so surrendered (as reduced by any contemporaneous exercise of this Warrant), each Warrant issued on such split-up shall bear a notation of the portion of the Maximum Share Amount allocated thereto determined by pro rata allocation from among the remaining Maximum Share Amount at the time this Warrant is so surrendered.

                 2.       DELIVERY OF STOCK CERTIFICATES, ETC., ON EXERCISE.
As soon as practicable after the exercise of this Warrant, and in any event within three Trading Days thereafter, the Company at its expense (including the payment by it of any applicable issue or stamp taxes) will cause to be issued in the name of and delivered to the Holder hereof, or as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock (or Other Securities) to which the Holder shall be entitled on such exercise, in such denominations as may be requested by the Holder, plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash equal to such fraction multiplied by the then current fair market value (as determined in accordance with subsection 1.2) of one full share, together with any other stock or other securities any property (including cash, where applicable) to which the Holder is entitled upon such exercise pursuant to Section 1 or otherwise. Upon exercise of this Warrant as provided herein, the Company's obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to the Holder, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other person of any obligation to the Company, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with such exercise. If the Company fails to issue and deliver the certificates for the Common Stock to the Holder pursuant to the first sentence of this paragraph as and when required to do so, in addition to any other liabilities the Company may have hereunder and under applicable law, the Company shall pay or reimburse the Holder on demand for all out-of-pocket expenses including, without limitation, fees and expenses of legal counsel incurred by the Holder as a result of such failure.

                 3. ADJUSTMENT FOR DIVIDENDS IN OTHER STOCK, PROPERTY, ETC.; RECLASSIFICATION, ETC. In case at any time or from time to time, all the holders of Common Stock (or Other Securities) shall have received, or (on or after the record date fixed for the determination of stockholders eligible to receive) shall have become entitled to receive, without payment therefor,

                 (a) other or additional stock or other securities or property (other than cash) by way of dividend, or

                 (b) any cash (excluding cash dividends payable solely out of earnings or earned surplus of the Company), or

                 (c) other or additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, recapitalization, combination of shares or similar corporate rearrangement, other than additional shares of Common Stock (or Other Securities) issued as a stock dividend or in a stock-split (adjustments in respect of which are provided for in Section 5), then and in each such case the Holder, on the exercise hereof as provided in Section 1, shall be entitled to receive the amount of stock and other securities and property (including cash in the cases referred to in subdivisions (b) and (c) of this Section 3) which the Holder would hold on the date of such exercise if on the date thereof the Holder had been the holder of record of the number of shares of Common Stock called for on the face of this Warrant and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and all such other or additional stock and other securities and property (including cash in the case referred to in subdivisions (b) and (c) of this Section 3) receivable by the Holder as aforesaid during such period, giving effect to all adjustments called for during such period by Section 4.

                 4. EXERCISE UPON REORGANIZATION, CONSOLIDATION, MERGER, ETC. In case at any time or from time to time, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition of such reorganization, consolidation, merger, sale or conveyance, the Company shall give at least 30 days notice to the Holder of such pending transaction whereby the Holder shall have the right to exercise this Warrant prior to any such reorganization, consolidation, merger, sale or conveyance. Any exercise of this Warrant pursuant to notice under this Section shall be conditioned upon the closing of such reorganization, consolidation, merger, sale or conveyance which is the subject of the notice and the exercise of this Warrant shall not be deemed to have occurred until immediately prior to the closing of such transaction.

                 5. ADJUSTMENT FOR EXTRAORDINARY EVENTS. In the event that the Company shall (i) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock, or (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the Purchase Price in effect immediately prior to such event by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 5. The Holder shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive that number of shares of Common Stock determined by multiplying the number of shares of Common Stock which would be issuable on such exercise immediately prior to such issuance by a fraction of which (i) the numerator is the Purchase Price in effect immediately prior to such issuance and (ii) the denominator is the Purchase Price in effect on the date of such exercise.

                 6. FURTHER ASSURANCES. The Company will take all action that may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock, free from all taxes, liens and charges with respect to the issue thereof, on the exercise of all or any portion of this Warrant from time to time outstanding.

                 7.       NOTICES OF RECORD DATE, ETC.  In the event of

                 (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend on, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

                 (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets of the Company to or consolidation or merger of the Company with or into any other person, or

                 (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then and in each such event the Company will mail or cause to be mailed to the Holder, at least ten days prior to such record date, a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up, and (iii) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall also state that the action in question or the record date is subject to the effectiveness of a registration statement under the 1933 Act, or a favorable vote of stockholders if either is required. Such notice shall be mailed at least ten days prior to the date specified in such notice on which any such action is to be taken or the record date, whichever is earlier.

                 8. RESERVATION OF STOCK, ETC., ISSUABLE ON EXERCISE OF WARRANTS. The Company will at all times reserve and keep available out of its authorized but unissued shares of capital stock, solely for issuance and delivery on the exercise of this Warrant, a sufficient number of shares of Common Stock (or Other Securities) to effect the full exercise of this Warrant and the exercise, conversion or exchange of any other warrant or security of the Company exercisable for, convertible into, exchangeable for or otherwise entitling the holder to acquire shares of Common Stock (or Other Securities), and if at any time the number of authorized but unissued shares of Common Stock (or Other Securities) shall not be sufficient to effect such exercise, conversion or exchange, the Company shall take such action as may be necessary to increase its authorized but unissued shares of Common Stock (or Other Securities) to such number as shall be sufficient for such purposes.

                 9. TRANSFER OF WARRANT. This Warrant shall inure to the benefit of the successors to and assigns of the Holder. This Warrant and all rights hereunder, in whole or in part, are registrable at the office or agency of the Company referred to below by the Holder hereof in person or by his duly authorized attorney, upon surrender of this Warrant properly endorsed.

                 10. REGISTER OF WARRANTS. The Company shall maintain, at the principal office of the Company (or such other office as it may designate by notice to the Holder hereof), a register in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each successor and prior owner of such Warrant. The Company shall be entitled to treat the person in whose name this Warrant is so registered as the sole and absolute owner of this Warrant for all purposes.

                 11. EXCHANGE OF WARRANT. This Warrant is exchangeable, upon the surrender hereof by the Holder hereof at the office or agency of the Company referred to in Section 10, for one or more new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by said Holder hereof at the time of such surrender.

                 12. REPLACEMENT OF WARRANT. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

                 13. WARRANT AGENT. In accordance with the Transfer Agent Instruction, dated September __, 1998, by and among the Company, American Stock Transfer & Trust Company, as Transfer Agent and Registrar (the "Transfer Agent"), and the original Holder of this Warrant and the other common stock purchase warrants of like tenor issued by the Company in connection with the issuance of this Warrant the Company has appointed the Transfer Agent as the exercise agent for purposes of issuing shares of Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 1. The Company may, by notice to the Holder, appoint an agent having an office in the United States of America for the purpose of exchanging this Warrant pursuant to
Section 11 and replacing this Warrant pursuant to Section 12, or either of the foregoing, and thereafter any such exchange or replacement, as the case may be, shall be made at such office by such agent.

                 14. REMEDIES. The Company stipulates that the remedies at law of the Holder in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

                 15. NO RIGHTS OR LIABILITIES AS A STOCKHOLDER. This Warrant shall not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company. No provision of this Warrant, in the absence of affirmative action by the Holder hereof to purchase Common Stock, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of the Holder for the Purchase Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

                 16. NOTICES, ETC. All notices and other communications from the Company to the registered Holder shall be mailed by first class certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by the Holder or at the address shown for the Holder on the register of Warrants referred to in Section 10.

                 17. TRANSFER RESTRICTIONS. By acceptance of this Warrant, the Holder represents to the Company that this Warrant is being acquired for the Holder's own account and for the purpose of investment and not with a view to, or for sale in connection with, the distribution thereof, nor with any present intention of distributing or selling the Warrant or the Common Stock issuable upon exercise of the Warrant. The Holder acknowledges and agrees that this Warrant and, except as otherwise provided in the Registration Rights Agreement, the Common Stock issuable upon exercise of this Warrant (if any) have not been (and at the time of acquisition by the Holder, will not have been or will not be), registered under the 1933 Act or under the securities laws of any state, in reliance upon certain exemptive provisions of such statutes. The Holder further recognizes and acknowledges that because this Warrant and, except as provided in the Registration Rights Agreement, the Common Stock issuable upon exercise of this Warrant (if any) are unregistered, they may not be eligible for resale, and may only be resold in the future pursuant to an effective registration statement under the 1933 Act and any applicable state securities laws, or pursuant to a valid exemption from such registration requirements. Unless the shares of Common Stock issuable upon exercise of this Warrant have theretofore been registered for resale under the 1933 Act, the Company may require, as a condition to the issuance of Common Stock upon the exercise of this Warrant (i) in the case of an exercise in accordance with Section 1.1 hereof, a confirmation as of the date of exercise of the Holder's representations pursuant to this Section 17, or (ii) in the case of an exercise in accordance with Section 1.2 hereof, an opinion of counsel reasonably satisfactory to the Company that the shares of Common Stock to be issued upon such exercise may be issued without registration under the 1933 Act.

                 18. LEGEND. Unless theretofore registered for resale under the 1933 Act, each certificate for shares issued upon exercise of this Warrant shall bear the following legend:

         The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities have been acquired for investment and may not be resold, transferred or assigned in the absence of an effective registration statement for the securities under the Securities Act of 1933, as amended, or an opinion of counsel that registration is not required under said Act.

                 19. MISCELLANEOUS. This Warrant and any terms hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the internal laws of the State of New York.
The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

                 IN WITNESS WHEREOF, the Company has caused this Warrant to be executed on its behalf by one of its officers thereunto duly authorized.

Dated:  September 4, 1998                  EQUALNET COMMUNICATIONS CORP.



                                           By: /s/ MITCHELL H. BODIAN
                                              -----------------------
                                                   Mitchell H. Bodian
                                           Title:  President & CEO
                                                 ---------------------

                              FORM OF SUBSCRIPTION

                         EQUALNET COMMUNICATIONS CORP.

                   (To be signed only on exercise of Warrant)

TO:      American Stock Transfer & Trust Company,
            as Transfer Agent
         6201 Fifteenth Avenue
         Brooklyn, New York 11219

         1. The undersigned Holder of the attached original, executed Warrant hereby elects to exercise its purchase right under such Warrant with respect to ______________ shares of Common Stock, as defined in the Warrant, of Equalnet Communications Corp., a Texas corporation (the "Company").

         2.      The undersigned Holder (check one):

         [ ]     (a)      elects to pay the aggregate purchase price for such
                          shares of Common Stock (the "Exercise Shares") (i) by lawful money of the United States or the enclosed certified or official bank check payable in United
                          States dollars to the order of the Company in the amount of $___________, or (ii) by wire transfer of United States funds to the account of the Company in the amount of $____________, which transfer has been made before or simultaneously with the delivery of this Form of Subscription pursuant to the instructions of the Company;

                 or

         [ ]     (b)      elects to receive shares of Common Stock having a
                          value equal to the value of the Warrant calculated in accordance with Section 1.2 of the Warrant.

         3. Please issue a stock certificate or certificates representing the appropriate number of shares of Common Stock in the name of the undersigned or in such other names as is specified below:

         4. The undersigned Holder hereby represents to the Company that the exercise of the Warrant elected hereby does not violate Section 1.1(b) of the Warrant.



                                          Name:
                                               --------------------------------

                                          Address:
                                                  -----------------------------

                                                  -----------------------------

                                                  -----------------------------

Dated:                    ,
      ---------------- --- ------         -------------------------------------
                                           (Signature must conform to name of
                                           Holder as specified on the face of
                                           the Warrant)